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                                                                Exhibit 10.51


                         MICHAEL ANTHONY JEWELERS, INC.
                           8.61% SENIOR NOTE DUE 2002


$1,000,000                                                      June 5, 1992

         FOR VALUE RECEIVED, the undersigned, MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation (the "Company"), hereby promises to pay to Farm Bureau Life Insurance Company of Michigan or registered assigns, by wire transfer of federal or other immediately available funds to MFRS/Detroit #072000339, F/A/O: Farm Bureau Life Acct. #84550, Attn: Sue Blanchette, Department 530, Trust Acct. Income Unit, with sufficient information to identify the source and application of funds, in lawful money of the United States, the principal sum of ONE MILLION DOLLARS ($1,000,000) in eight consecutive annual installments of $111,111.11 each on May 15 of each year commencing May 15, 1994, with a final installment of $111,111.12 payable on May 15, 2002, and to pay interest in like money on the unpaid balance hereof at the rate of 8.61% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment, it shall be assumed that a year is comprised of 360 days and twelve 30-day months) from the date hereof, payable quarterly, on February 15, May 15, August 15 and November 15 in each year commencing August 15, 1992, until payment in full of the principal hereof.

         If all or any portion of the principal amount of or interest on this Note shall not be paid on or before the fifteenth day after the date on which such payment was due, such principal (and, if so permitted by law, such interest) shall bear interest at a rate equal to the lower of 10.61% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) or the highest rate permitted by law from the date of non-payment until paid in full.

         This Note is given pursuant to a Note Purchase Agreement the ("Agreement") entered into among the Company and Northern Life Insurance Company, Royal Maccabees Life Insurance Company, The North Atlantic Life Insurance Company of America, Farm Bureau Life Insurance Company of Michigan, FB Annuity Company and Farm Bureau Mutual Insurance Company of Michigan dated as of May 1, 1992. As provided in the Agreement, this Note is subject to voluntary prepayment, subject to the conditions specified in the Agreement.

         As provided in the Agreement, this Note is secured by the Security Agreement referred to therein.

         As provided in the Agreement, this Note is transferable only on the Note Register of the Company, upon surrender of this Note for transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing. The undersigned may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the undersigned shall not be affected by the notice to the contrary.


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         In case an Event of Default, as defined in the Agreement, shall occur, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

                                           MICHAEL ANTHONY JEWELERS, INC.


                                           By: /s/ ALLAN CORN
                                               --------------------------------
                                               Its: Chief Financial Officer

                                           And /s/ MICHAEL WAGER
                                               --------------------------------
                                               Its: Secretary